                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account Five, issued through MetLife Investors Insurance Company of California (File No. 333-54074).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors Insurance Company of California
Irvine, California
October 24, 2005